UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2025

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Bicara Therapeutics Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42271 (Commission File Number)	83-2903745 (I.R.S. Employer Identification Number)
116 Huntington Avenue, Suite 703 Boston, MA 02116
(Address of principal executive offices and zip code)
(617) 468-4219
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BCAX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 - Regulation FD Disclosure.

On December 6, 2025, Bicara Therapeutics Inc. (the “Company”) issued a press release titled “Bicara Therapeutics’ Preliminary Phase 1b Expansion Cohort Data Evaluating 750mg of Ficerafusp Alfa Weekly Plus Pembrolizumab Advances Pivotal Study Dose Selection on Track for First Quarter 2026” in connection with an oral presentation at the European Society for Medical Oncology Asia Congress (“ESMO Asia”). A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also on December 6, 2025, the Company hosted a clinical update webcast. A copy of the clinical update presentation is available in the investor relations section of the Company’s website at https://ir.bicara.com/ and is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth under Item 7.01, including Exhibits 99.1 and 99.2, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 – Other Events.

On December 6, 2025, the Company announced preliminary data from a Phase 1b expansion cohort evaluating 750mg of ficerafusp alfa weekly in combination with pembrolizumab in first-line human papillomavirus-negative recurrent/metastatic (“R/M”) head and neck squamous cell carcinoma (“HNSCC”).

Phase 1/1b expansion cohort data presented at ESMO Asia show that 750mg ficerafusp alfa in combination with pembrolizumab was generally well-tolerated, with a safety profile consistent with the known safety profile of ficerafusp alfa plus pembrolizumab in R/M HNSCC. At a preliminary duration of follow-up, 750mg of ficerafusp alfa demonstrated a 57% (17/30) confirmed overall response rate, with 10% (3/30) of patients achieving a complete response, and 29% of (5/17) responders demonstrating deep responses of at least 80% tumor shrinkage.

New biomarker data presented during the Company’s clinical update webcast show that 1500mg of ficerafusp alfa (n=11) yielded a greater increase TGF-β inhibition within the tumor microenvironment and greater immune activation, compared to 750mg of ficerafusp alfa (n=15). The increased TGF-β inhibition in the tumor translated to greater depth of clinical responses at 24 weeks. The median depth of response was 82% at the 1500mg dose versus 63% at the 750mg dose, and 64% of responders at 1500mg achieved a deep response, compared to 27% of responders at the 750mg dose.

The totality of the data suggests that a higher dose of ficerafusp alfa with greater TGF-β inhibition and immune activation drives deeper tumor responses that translate to more durable outcomes for patients. The Company plans to declare the optimal biologic dose for use in the pivotal FORTIFI-HN01 study in the first quarter of 2026.
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated December 6, 2025, furnished hereto.
99.2	Clinical Update Presentation, furnished hereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of December, 2025.

Bicara Therapeutics Inc.

By:	/s/ Claire Mazumdar
Name:	Claire Mazumdar, Ph.D.
Title:	Chief Executive Officer